                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                 Date of report:
                                November 13, 2003


                        Date of earliest event reported:
                                November 13, 2003


                                   PFIZER INC.

             (Exact name of registrant as specified in its charter)



           Delaware                    001-03619                 13-5315170
------------------------------  -----------------------     --------------------
 (State or other jurisdiction   Commission File Number)       (I.R.S. Employer
      of incorporation)                                      Identification No.)




         235 East 42nd Street, New York, New York               10017
     --------------------------------------------------      ------------
         (Address of principal executive offices)            (Zip Code)

               Registrant's telephone number, including area code
                                 (212) 573-2323

         (Former name or former address, if changed since last report.)

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Item 7.  Financial Statements and Exhibits

(b)  Pro Forma Financial Information

     1. Unaudited Pro Forma Condensed Combined Statement of Income for the nine months ended September 28, 2003

                                   PFIZER INC
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                               STATEMENT OF INCOME

On April 16, 2003, Pfizer Inc ("Pfizer") completed its acquisition of Pharmacia Corporation ("Pharmacia") and Pfizer and Pharmacia combined operations. The acquisition is being accounted for as a purchase business combination. Accordingly, Pfizer has recorded the fair value of the assets acquired and liabilities assumed from Pharmacia.

The following unaudited pro forma condensed combined statement of income combines the historical consolidated statements of income of Pfizer and Pharmacia, giving effect to the merger as if it had occurred on January 1, 2003. We have adjusted the historical consolidated financial information to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the combined results. These pro forma adjustments are more fully discussed in Note 4 to the Unaudited Pro Forma Condensed Combined Statement of Income. You should read this information in conjunction with the:

     o accompanying Notes to the Unaudited Pro Forma Condensed Combined Statement of Income;

     o Pfizer's Quarterly Report on Form 10-Q for nine months ended September 28, 2003;

     o separate historical Unaudited Pro Forma Condensed Combined Financial Statements of Pfizer and Pharmacia as of and for the year ended December 31, 2002 included in Pfizer's Form 8-K/A dated June 30, 2003;

     o separate historical financial statements of Pfizer as of and for the year ended December 31, 2002 included in Pfizer's Annual Report on Form 10-K for the year ended December 31, 2002; and

     o separate historical financial statements of Pharmacia as of and for the year ended December 31, 2002 included in Pharmacia's Annual Report on Form 10-K for the year ended December 31, 2002.

                                   PFIZER INC
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                               STATEMENT OF INCOME

We present the unaudited pro forma condensed combined statement of income for informational purposes only. The pro forma data is not necessarily indicative of what our results of operations actually would have been had we completed the merger at the dates indicated. In addition, the unaudited pro forma condensed combined statement of income does not purport to project the future operating results of the combined company.


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


           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 28, 2003
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                  Pharmacia         Pro Forma                  Pro Forma
                                                Pfizer Inc(1)   Corporation(2)    Adjustments      Note 4       Combined
                                                -------------   ---------------  -------------  ----------  -------------

Revenues                                       $    31,022     $    4,046    $       (340)            (a)    $  34,728
Costs and expenses:
Cost of sales                                        6,459          1,029          (1,698)    (a),(c),(e)        5,790
Selling, informational and administrative
   expenses                                         10,560          1,716            (291)        (a),(c)       11,985
Research and development expenses                    4,813            705              12         (a),(c)        5,530
Merger-related in-process research and
   development charge                                5,043             --          (5,043)            (e)           --
Merger-related costs                                   680             55                                          735
Other (income)/deductions - net                      1,155             26             819     (a),(b),(c)        2,000
                                                ----------     ----------    ------------                    ---------

Income from continuing operations before
   provision for taxes on income, minority
   interests and cumulative effect of a
   change in accounting principle                    2,312            515           5,861                        8,688
Provision for taxes                                  1,286            113             244             (d)        1,643
Minority interests                                       1             --              --                            1
                                                ----------     ----------    ------------                    ---------
Income from continuing operations  before
   cumulative effect of a change in
   accounting principle                         $    1,025       $    402     $     5,617                     $  7,044
                                                ==========     ==========    ============                    =========
Income from continuing operations before
   cumulative effect of a change in
   accounting principle per common share-basic  $      .14       $    .31                                     $    .90
                                                ==========     ==========                                    =========
Income from continuing operations before
   cumulative effect of a change in
   accounting principle per common
   share-diluted                               $       .14     $      .30                                     $    .89
                                               ===========     ==========                                    =========
Weighted average shares used to calculate
  earnings per common share amounts:
     Basic                                           7,089          1,295            (568)            (f)        7,816
                                               ===========     ==========    ============                    =========
      Diluted                                        7,161          1,317            (584)            (f)        7,894
                                               ===========     ==========    =============                   =========
Cash dividends paid per common share           $       .45     $       --
                                               ===========     ===========


(1)     Represents Pfizer's results of operations for the nine months ended
        September 28, 2003. These results include the results of operations of Pharmacia from April 16, 2003 through September 28, 2003.

(2) Represents Pharmacia's results of operations for the period January 1, 2003 through April 15, 2003.


   See accompanying Notes to Unaudited Pro Forma Condensed Combined Statement of Income, which are an integral part of the statement.


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


                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

1.  DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

On April 16, 2003, Pfizer acquired Pharmacia Corporation for an estimated purchase price of approximately $56 billion, which includes Pfizer common stock valued at $54.2 billion, options on Pfizer common stock valued at $1.1 billion, Pfizer convertible perpetual preferred stock valued at $.5 billion, and vested share awards valued at $.1 billion, as well as transaction costs of $90 million.

Under the terms of the Merger Agreement, each outstanding share of Pharmacia common stock was exchanged for 1.4 shares of Pfizer common stock in a tax-free transaction. Each share of Pharmacia Series C convertible perpetual preferred stock was exchanged for a newly created class of Pfizer Series A convertible perpetual preferred stock with rights substantially similar to the rights of the Pharmacia Series C convertible perpetual preferred stock.

The acquisition has been accounted for as a purchase business combination by Pfizer under accounting principles generally accepted in the United States of America. Under the purchase method of accounting, the assets acquired and liabilities assumed of Pharmacia have been recorded as of April 16, 2003, at their respective fair values. Financial statements and reported results of operations of Pfizer issued after April 16, 2003 reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of Pharmacia.

2.  ACCOUNTING POLICIES AND FINANCIAL STATEMENT CLASSIFICATIONS

Pfizer is currently reviewing accounting policies and financial statement classifications used by Pharmacia. As a result of this review, it may become necessary to make certain reclassifications to the combined company's financial statements to conform to those accounting policies and classifications of Pfizer.

3.  INTERCOMPANY TRANSACTIONS

Transactions between Pfizer and Pharmacia before the acquisition were primarily limited to the Celebrex and Bextra marketing agreements. Upon completion of the acquisition, transactions that occur in connection with these arrangements would be considered intercompany transactions. All significant transactions related to these arrangements have been eliminated from the Unaudited Pro Forma Condensed Combined Statement of Income.

4.  PRO FORMA ADJUSTMENTS

Adjustments included in the column under the heading "Pro Forma Adjustments" primarily relate to the following:

a. To eliminate transactions between Pfizer and Pharmacia occurring prior to April 16, 2003. The majority of these transactions occurred under the Celebrex and Bextra marketing agreements.


                                                       Increase/
                                                      (decrease)
                                                    ----------------
                                                    ($ in millions)

                   Revenues                                  $(340)
                   Cost of sales                                 5
                   Selling, informational and
                     administrative expenses                  (300)
                   Research and development expenses             9
                   Other (income)/deductions-net                 2

         The entries include:

     o the elimination of certain sales, alliance revenue and certain co-promotion expenses; and the elimination of the impact of milestone payments made by Pfizer to Pharmacia.


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

b. To eliminate amortization expense recorded by Pharmacia related to definite-lived intangible assets of approximately $15 million in 2003 included in "Other (income)/deductions-net".

c. To record the incremental impact of certain purchase accounting adjustments relating to the period January 1, 2003 through April 15, 2003:

     o to decrease interest expense by $11 million ($27 million in total in the first nine months of 2003) related to the estimated fair value step-up of long-term debt - amount included in "Other (income)/deductions-net";

     o additional amortization expense related to the estimated value of identifiable intangible assets from the purchase price allocation which are being amortized over their estimated useful lives over a range of 2 to 40 years of approximately $843 million ($2,069 million in total in the first nine months of 2003) - amount is included in "Other (income)/deductions-net"; and

     o additional depreciation expense related to the estimated fair value step-up of the property, plant and equipment from the purchase price allocation, which is being depreciated over its estimated useful life, of approximately $21 million ($97 million in total in the first nine months of 2003) in 2003 - amount is included in "Cost of sales"- $9 million; "Selling, informational and administrative expenses"- $9 million and "Research and development expenses" - $3 million.

d.   To adjust income taxes for pro forma adjustments.

e. To eliminate certain non-recurring charges resulting from purchase accounting adjustments related to purchased IPR&D charges of $5,043 million and charges of $1,712 million reported in "Cost of Sales" for the workdown of purchased inventory that was written up to fair value.

f. The pro forma combined basic and diluted earnings per share for the period presented are based on the combined basic and diluted weighted average shares of Pfizer and Pharmacia. The historical basic and diluted weighted average shares of Pharmacia were converted at the exchange ratio of 1.4 shares of Pfizer common stock for each Pharmacia common stock equivalent.

The pro forma condensed combined financial statements do not present a combined dividend per share amount. Pfizer's quarterly common stock dividend in 2003 was $.15 per share ($.45 per share for the nine months ended September 28, 2003). Pharmacia did not declare a dividend in 2003. The future dividend policy of the combined company will be determined by Pfizer's board of directors and is subject to future approval and declaration by Pfizer's board of directors.

Certain restructuring and integration charges will be recorded subsequent to April 16, 2003 that, under purchase accounting, will not be treated as part of the Pharmacia purchase price. These costs, estimated to range between $2.5 and $3.0 billion (on a pre-tax basis), have not been reflected in the unaudited pro forma condensed combined income statement because they are not expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements do not reflect the expected realization of annual cost savings of about $4.0 billion by 2005 as compared to the aggregate expenses of Pfizer and Pharmacia on a stand-alone basis. These savings are expected to result from, among other things, the reduction of overhead expenses, changes in corporate infrastructure, the elimination of duplicative facilities and the leveraging of the combined annual external purchases. Although management expects that cost savings will result from the merger, there can be no assurance that all or any material part of these cost savings will be achieved.

As a result of the acquisition, regulatory authorities required us to divest several products and a product candidate. These unaudited pro forma condensed combined financial statements do not reflect the impact of these divestitures. Such divestitures did not have a material impact on our operations.


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


                                    SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

                            PFIZER INC.
                            ----------
                            (Registrant)


                            /s/ Margaret M. Foran
                            ---------------------
Date: November 13, 2003     Name: Margaret M. Foran
                            Title: Vice President - Corporate Governance
                            and Secretary


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